Exhibit 99.1
For Release on March 7, 2016
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2015 FINANCIAL RESULTS
New York, NY - March 7, 2016 - Town Sports International Holdings, Inc. (“TSI”, “TSI Holdings”, the “Company”, “our” or “we”) (NASDAQ: CLUB), one of the leading owners and operators of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names “New York Sports Clubs,” “Boston Sports Clubs,” “Washington Sports Clubs”, “Philadelphia Sports Clubs” and “BFX Studio” announced its results for the fourth quarter and full-year ended December 31, 2015.

Fourth Quarter Overview:

•	Total member count increased 9,000 to 541,000 during Q4 2015 compared to an increase of 5,000 in Q4 2014. This is the highest member count in the Company's history.

•	Monthly membership attrition declined to 3.4% per month in Q4 2015 compared to 4.4% per month in Q3 2015 and 3.9% per month in Q4 2014.

•	Our cost savings initiatives are on track to exceed our previous estimate of $25.0 million of annualized savings.

•	Adjusted EBITDA of $10.0 million in Q4 2015 increased 52.3% when compared to Q3 2015 (refer to the reconciliation at the end of this earnings release).

•
Net income was $87.0 million in Q4 2015, which included the gain on the previously completed sale of the East 86th Street property of $77.1 million ($73.6 million of which was non-cash). Q4 2015 net income also included gain on extinguishment of debt of $17.9 million and gain related to a lease termination of $3.0 million. Net loss was $63.7 million in Q4 2014, which included a non-cash charge related to a tax valuation allowance of $60.4 million recorded against deferred taxes.

•
As of December 31, 2015, our cash position was $76.2 million (approximately $30.3 million of which was held at the holding company) for a net debt level of $199.2 million, a decrease of 7.3% when compared to net debt level of $214.8 million at the end of Q4 2014. In December 2015, TSI Holdings purchased $29.8 million principal amount of debt outstanding under the 2013 Senior Credit Facility in the open market for $10.9 million, or 37% of face value, and such debt was subsequently transferred to Town Sports International, LLC's (“TSI, LLC”) and cancelled.

Patrick Walsh, Executive Chairman of TSI, commented: “We made significant progress in 2015.  We increased our membership to a record level of 541,000 as we added 64,000 net members in the last year and an additional 9,000 members in January 2016.  Fourth quarter adjusted EBITDA grew 52.3% sequentially to $10 million, our second consecutive double-digit increase. This improvement was largely the result of strong cost controls and our intense focus on unit level economics. While we expect continued revenue headwinds in 2016 we will continue to look for ways to manage expenses as we also implement new strategies to improve sales trends, further drive membership growth and improve free cash flow generation.”

Fourth Quarter Ended December 31, 2015 Financial Results:
Revenue (in thousands):

	Quarter Ended December 31,
	2015		2014
	Revenue	% Revenue	Revenue	% Revenue	% Variance
Membership dues	$73,911	73.3%	$82,614	75.3%	(10.5)%
Initiation and processing fees	2,994	3.0%	2,964	2.7%	1.0%
Membership revenue	76,905	76.3%	85,578	78.0%	(10.1)%
Personal training revenue	17,664	17.5%	17,481	15.9%	1.0%
Other ancillary club revenue	4,752	4.7%	5,212	4.8%	(8.8)%
Ancillary club revenue	22,416	22.2%	22,693	20.7%	(1.2)%
Fees and other revenue	1,518	1.5%	1,450	1.3%	4.7%
Total revenue	$100,839	100.0%	$109,721	100.0%	(8.1)%
Total revenue for Q4 2015 decreased $8.9 million, or 8.1%, compared to Q4 2014. The effect of new members enrolling at lower monthly dues combined with members who cancelled who were paying higher monthly dues was only partially offset by an increase in membership sales volume. The decline was also partially offset by an increase in annual fees recognized of $3.7 million. During Q4 2015, we increased the selling price of our Premier membership (membership with unlimited use of a single club) at many of our clubs which resulted in an overall average selling price increase of over 20%. We continue to consider and make pricing adjustments in order to increase revenue while also driving membership growth.
Operating expenses (in thousands):

	Quarter Ended December 31,
	2015	2014	$ Variance	% Variance
Payroll and related	$40,012	$43,680	$(3,668)	(8.4)%
Club operating	45,339	47,839	(2,500)	(5.2)%
General and administrative	7,539	7,752	(213)	(2.7)%
Depreciation and amortization	11,845	12,018	(173)	(1.4)%
	104,735	111,289	(6,554)	(5.9)%
Impairment of fixed assets	—	56	(56)	(100.0)%
Gain on sale of building	(77,146)	—	(77,146)	N/M
Gain on lease termination	(2,967)	—	(2,967)	N/M
Operating expenses	$24,622	$111,345	$(86,723)	(77.9)%
 N/M - not meaningful
Payroll and related. Payroll and related expenses decreased $3.7 million, or 8.4%, in Q4 2015 compared to Q4 2014. Payroll and related for overhead and club expenses decreased $5.1 million primarily associated with the results of our cost savings initiatives, including headcount reduction. These decreases were partially offset by severance charges of $844,000 in the 2015 period, including $492,000 in separation obligations related to the departure of executive officers. In addition, personal training payroll increased $697,000, which was related to an increase in personal training revenue.
Club Operating. Club operating expenses decreased $2.5 million, or 5.2%, in Q4 2015 compared to Q4 2014, primarily reflecting decreased marketing expenses of $1.8 million and other cost savings initiatives. The decrease in marketing expenses was primarily due to the increased advertising spend in Q4 2014 associated with the roll out of the lower pricing model.
General and administrative. General and administrative expenses decreased $213,000, or 2.7%, in Q4 2015 compared to Q4 2014, primarily reflecting the results of our cost savings initiatives of $1.6 million, partially offset by one-time charges of $1.1 million related to these cost savings initiatives.

Gain on Sale of Building. In September 2014, we completed the previously announced legal sale of our East 86th Street property for gross proceeds of $85.7 million to an unaffiliated third-party, which housed one of our New York Sports Clubs as well as a retail tenant that generated rental income for us. This sale-leaseback transaction was characterized for accounting purposes as a financing rather than a sale until any continuing involvement in the property ceased. In December 2015, we terminated our current lease and the agreement to enter into our future lease with the purchaser/landlord, and received gross proceeds of $3.5 million in connection with the termination. Because the lease was terminated with no continuing involvement, this sale-leaseback transaction was accounted for as a completed sale. Under this treatment, we have recorded a $77.1 million gain on the sale of the property, recorded in Gain on sale of building in our condensed consolidated statements of operations for Q4 2015.
Gain on lease termination. In Q4 2015, we recorded a $3.0 million net gain on lease termination related to the termination of a future lease for a planned club opening that was not yet effective.
Cash:
As of December 31, 2015, our cash position was $76.2 million, which was a $12.1 million decrease compared to September 30, 2015, primarily reflecting the repayment of a portion of our 2013 Senior Credit Facility. In December 2015, TSI Holdings purchased $29.8 million principal amount of debt outstanding under the 2013 Senior Credit Facility in the open market for $10.9 million, or 37% of face value, and such debt was subsequently transferred to TSI, LLC and cancelled. The decrease in our cash position also reflected capital expenditures of $6.4 million related to club maintenance, club remodeling and the planned opening of one location. These decreases were partially offset by $3.5 million of cash proceeds received from the sale of the East 86th Street property, and $3.1 million cash proceeds received from the termination of a lease that was not yet effective for a planned club opening.
Member Count Adjustment:
We added 64,000 net members in the year ended December 31, 2015 compared to a net member loss of 13,000 in 2014. The ending member count of 541,000 included two adjustments decreasing the count during the year. In the third quarter we completed the conversion from our internally developed Club Management legacy system to a third-party developed software system which resulted in a one-time adjustment to our historical legacy member count of approximately 5,000 members. We believe this adjustment was non-revenue generated and therefore does not impact our consolidated financial statements. In addition there are approximately 2,000 members at one partly-owned club operating under a different brand name that were not included in the total member count as of December 31, 2015 however were included as of December 31, 2014 when the club was operating as a Washington Sports Club. We continue to account for this club as an equity investment.

Forward-Looking Statements:
This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding future financial results and performance, potential sales revenue, potential club closures, results of cost savings initiatives, and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the success of our pricing strategy, the geographic concentration of the Company’s clubs, competitive pressure, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, outsourcing of certain aspects of our business, environmental matters, the application of Federal and state tax laws and regulations, any security and privacy breaches involving customer data, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is one of the leading owners and operators of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 152 fitness clubs as of December 31, 2015, comprising 105 New York Sports Clubs, 27 Boston Sports Clubs, 12 Washington Sports Clubs (one of which is partly-owned), five Philadelphia Sports Clubs, and three clubs located in Switzerland, and three BFX Studio locations. In addition, the Company also has one partly-owned club that operated under a different brand name in Washington, D.C. as of December 31, 2015. These clubs collectively served approximately 541,000 members as of December 31, 2015. For more information on TSI, visit http://www.mysportsclubs.com.

Shareholders should read the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities Exchange Commission on March 7, 2016 and the annual letter to shareholders from the Company's Executive Chairman, Patrick Walsh, both of which were posted on the Company's web site at http://investor.mysportsclubs.com on March 7, 2016.

As the Company is in a period of transition, until further notice, the Company will not be hosting conference calls to discuss quarterly results. The Company intends to continue to issue press releases reporting quarterly and annual earnings.

From time to time the Company may use its Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at
http://www.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about the Company by enrolling through the “Email Alerts” section at http://www.mysportsclubs.com.

Town Sports International Holdings, Inc., New York
Contact Information:

Investor Contact:
(917) 765-9974 extension 1775
Investor.relations@town-sports.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2015 and December 31, 2014
(All figures in thousands)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$76,217	$93,452
Accounts receivable, net	1,923	3,656
Inventory	337	573
Deferred tax assets	1,549	724
Prepaid corporate income taxes	6,895	11,588
Prepaid expenses and other current assets	13,170	12,893
Total current assets	100,091	122,886
Fixed assets, net	195,341	233,644
Goodwill	1,025	32,593
Intangible assets, net	171	394
Deferred tax assets	219	—
Deferred membership costs	3,029	7,396
Other assets	5,484	12,920
Total assets	$305,360	$409,833
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$2,810	$3,114
Accounts payable	2,615	2,873
Accrued expenses	26,039	26,702
Accrued interest	129	376
Dividends payable	90	291
Deferred revenue	40,225	36,950
Deferred tax liabilities	236	300
Total current liabilities	72,144	70,606
Long-term debt	266,189	296,757
Building financing arrangement	—	83,400
Dividends payable	28	211
Deferred lease liabilities	51,136	53,847
Deferred tax liabilities	1,593	11,999
Deferred revenue	319	2,455
Other liabilities	10,196	8,642
Total liabilities	401,605	527,917
Stockholders’ deficit:
Common stock	24	24
Additional paid-in capital	(8,386)	(10,055)
Accumulated other comprehensive income	(523)	395
Accumulated deficit	(87,360)	(108,448)
Total stockholders’ deficit	(96,245)	(118,084)
Total liabilities and stockholders’ deficit	$305,360	$409,833

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Twelve Months Ended December 31, 2015 and 2014
(All figures in thousands except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Club operations	$99,321	$108,271	$418,069	$447,871
Fees and other	1,518	1,450	6,254	5,971
	100,839	109,721	424,323	453,842
Operating Expenses:
Payroll and related	40,012	43,680	175,898	177,009
Club operating	45,339	47,839	196,725	192,716
General and administrative	7,539	7,752	30,683	31,352
Depreciation and amortization	11,845	12,018	47,887	47,307
Impairment of fixed assets	—	56	14,571	4,569
Impairment of goodwill	—	—	31,558	137
Gain on sale of building	(77,146)	—	(77,146)	—
Gain on lease termination	(2,967)	—	(2,967)	—
	24,622	111,345	417,209	453,090
Operating income (loss)	76,217	(1,624)	7,114	752
(Gain) loss on extinguishment of debt	(17,911)	493	(17,911)	493
Interest expense	5,017	5,112	20,579	19,039
Equity in the earnings of investees and rental income	(600)	(582)	(2,361)	(2,402)
Income (loss) before (benefit) provision for corporate income taxes	89,711	(6,647)	6,807	(16,378)
Provision (benefit) for corporate income taxes	2,715	57,041	(14,351)	52,611
Net income (loss)	$86,996	$(63,688)	$21,158	$(68,989)
Earnings (loss) per share:
Basic	$3.50	$(2.62)	$0.86	$(2.84)
Diluted	$3.47	$(2.62)	$0.84	$(2.84)
Weighted average number of shares used in calculating earnings (loss) per share:
Basic	24,857,928	24,310,103	24,630,898	24,266,407
Diluted	25,049,813	24,310,103	25,114,057	24,266,407
Dividends declared per common share	$—	$—	$—	$0.32

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2015 and 2014
(All figures in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$21,158	$(68,989)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	47,887	47,307
Impairment of fixed assets	14,571	4,569
Impairment of goodwill	31,558	137
Gain on sale of building	(77,146)	—
(Gain) loss on extinguishment of debt	(17,911)	493
Amortization of debt discount	1,288	1,304
Amortization of debt issuance costs	778	627
Amortization of building financing costs	124	31
Noncash rental income, net of non-cash rental expense	(3,647)	(5,399)
Share-based compensation expense	1,386	1,911
Net change in deferred taxes	(11,519)	40,129
Net change in certain operating assets and liabilities, net of acquisitions	9,185	(20,994)
Decrease in membership costs	4,367	1,329
Landlord contributions to tenant improvements	1,288	1,684
Increase in insurance reserves	1,087	482
Other	416	137
Total adjustments	3,712	73,747
Net cash provided by operating activities	24,870	4,758
Cash flows from investing activities:
Capital expenditures	(30,471)	(42,054)
Change in restricted cash	(1,100)	—
Net cash used in investing activities	(31,571)	(42,054)
Cash flows from financing activities:
Proceeds from building financing arrangement	4,000	83,400
Building financing arrangement costs	—	(3,160)
Principal payments on 2013 Term Loan Facility	(3,038)	(16,716)
Repurchase of 2013 Term Loan Facility	(10,947)	—
Debt issuance and debt amendment costs	(350)	—
Cash dividends paid	(213)	(7,877)
Redemption paid pursuant to the Rights Plan	(246)	—
Proceeds from stock option exercises	283	133
Tax benefit from restricted stock vesting	—	1,723
Net cash (used in) provided by financing activities	(10,511)	57,503
Effect of exchange rate changes on cash	(23)	(353)
Net (decrease) increase in cash and cash equivalents	(17,235)	19,854
Cash and cash equivalents beginning of period	93,452	73,598
Cash and cash equivalents end of period	$76,217	$93,452
Summary of the change in certain operating assets and liabilities:
Decrease in accounts receivable	$1,446	$25
Decrease (increase) in inventory	219	(101)
Decrease (increase) in prepaid expenses and other current assets	596	(1,549)
Increase (decrease) in accounts payable, accrued expenses and accrued interest	1,011	(9,856)
Change in prepaid corporate income taxes and corporate income taxes payable	4,774	(12,773)
Increase in deferred revenue	1,139	3,260
Net change in certain working capital components	$9,185	$(20,994)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(All figures in thousands)
(Unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$86,996	$(63,688)	$21,158	$(68,989)
Interest expense, net of interest income	5,017	5,112	20,579	19,039
Provision (benefit) for corporate income taxes	2,715	57,041	(14,351)	52,611
Depreciation and amortization	11,845	12,018	47,887	47,307
EBITDA	106,573	10,483	75,273	49,968
Impairment of fixed assets	—	56	14,571	4,569
Impairment of goodwill	—	—	31,558	137
Gain on sale of building	(77,146)	—	(77,146)	—
Gain on lease termination	(2,967)	—	(2,967)	—
(Gain) loss on extinguishment of debt	(17,911)	493	(17,911)	493
Costs related to cost savings initiatives	1,109	—	1,109	—
Separation expense related to former Executive Officers and other	492	—	1,015	—
Severance related to headcount reduction	352	—	860	—
Non-cash rental income from former tenant (1)	(450)	(492)	(1,926)	(596)
Rent related to building financing arrangement (2)	(187)	(187)	(750)	(229)
Net occupancy loss (gain) related to club closures	108	306	2,100	(1,180)
Stock awards granted to the new members of the Board of Directors	—	—	200	—
Legal and other costs in connection with changes to the Board of Directors	—	—	699	—
Separation accrual related to our former Executive Chairman	—	—	1,308	—
Separation accrual related to our former Chief Executive Officer	—	—	856	—
Legal judgment	—	(214)	—	—
Adjusted EBITDA	$9,973	$10,445	$28,849	$53,162

Quarter Ended September 30,
2015
Net loss	$(22,006)
Interest expense, net of interest income	5,204
Benefit for corporate income taxes	(2,338)
Depreciation and amortization	12,190
EBITDA	(6,950)
Impairment of fixed assets	12,420
Separation expense related to former Executive Officers and other	523
Severance related to headcount reduction	508
Non-cash rental income from former tenant (1)	(492)
Rent related to building financing arrangement (2)	(188)
Net occupancy loss related to club closure	729
Adjusted EBITDA	$6,550

(1)	Represents non-cash rental income from our former tenant in connection with the East 86th Street building financing arrangement.

(2)	Rent paid in connection with our club at the East 86th Street property is recorded as interest expense on the consolidated statement of operations.

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
EBITDA consists of net income (loss) plus interest expense (net of interest income), provision (benefit) for corporate income taxes, and depreciation and amortization. Adjusted EBITDA is the Company’s EBITDA excluding certain items, such as any fixed asset or goodwill impairments, non-cash rental income from former tenant, rent related to building financing arrangement, gain (loss) on extinguishment of debt and net occupancy gain (loss) related to club closures. In the case of 2015, Adjusted EBITDA also excludes gain on sale of building, gain on lease termination, costs related to cost savings initiatives, separation expense related to former Executive Officers, severance related to headcount reduction, stock award granted to the new members of the Board of Directors, legal and other costs in connection with changes to the Board of directors, as well as separation accrual related to our formal Executive Chairman and our former Chief Executive Officer. In the case of 2014, Adjusted EBITDA also excludes legal judgment. EBITDA is not a measure of liquidity or financial performance presented in accordance with GAAP. EBITDA, as we define it, may not be identical to similarly titled measures used by some other companies.
EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other cash flow data prepared in accordance with GAAP. The items excluded from EBITDA, but included in the calculation of reported net income and operating income, are significant and must be considered in performing a comprehensive assessment of our performance.
EBITDA excludes, among other items, the effect of depreciation and amortization, which is a significant component of our reported GAAP data. Depreciation and amortization, which is a non-cash item, totaled $11.8 million in the quarter ended December 31, 2015. Although a premise underlying depreciation and amortization is that it will be reinvested in our business to restore, replenish or purchase property, equipment and other related assets, the funds represented by depreciation and amortization could, in the Company’s discretion, be utilized for other purposes (e.g., debt service). Accordingly, EBITDA may be useful as a supplemental measure to GAAP financial data for assessing our performance.
Investors or prospective investors in the Company regularly request EBITDA as a supplemental analytical measure to, and in conjunction with, our GAAP financial data. We understand that these investors use EBITDA, among other things, to assess our ability to service our existing debt and to incur debt in the future, to evaluate our executive compensation programs, to assess our ability to fund our capital expenditure program, and to gain insight into the manner in which the Company’s management and board of directors analyze our performance. We believe that investors find the inclusion of EBITDA in our press releases to be useful and helpful to them.
Our management and board of directors also use EBITDA as a supplemental measure to our GAAP financial data for purposes broadly similar to those used by investors.
The purposes to which EBITDA may be used by investors, and is used by our management and board of directors, include the following:

•	The Company is required to comply with financial covenants and borrowing limitations that are based on variations of EBITDA as defined in our 2013 Senior Credit Facility, as amended.

•
Our discussions with prospective lenders and investors in recent years, including in relation to our 2013 Senior Credit Facility, have confirmed the importance of EBITDA in their decision-making processes relating to the making of loans to us or investing in our debt securities.

•	The Company uses EBITDA as a key factor in determining annual incentive bonuses for executive officers (as discussed in our proxy statement).

•	The Company considers EBITDA to be a useful supplemental measure to GAAP financial data because it provides a performance measure to assess results without regard to capital structure and taxes.

•	Quarterly, equity analysts who follow our company often report on our EBITDA with respect to valuation commentary.
Adjusted EBITDA has similar uses and limitations as EBITDA. We do not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as a measure of our performance.